UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 2, 2024, Unusual Machines, Inc. (the “Company”) issued 125,000 shares of the Company’s common stock to an accredited investor in connection with the conversion of $248,750 of a 4% Convertible Promissory Note due November 30, 2025 at a conversion price of $1.99. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 3, 2024, the Company issued 315,000 shares of the Company’s common stock to an accredited investor in connection with a warrant exercise of 315,000 warrant shares at an exercise price of $1.99. The Company received cash proceeds of $626,850 related to the warrant exercise. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 3, 2024, the Company issued 315,000 shares of the Company’s common stock to an accredited investor in connection with a conversion of 105 shares of the Company’s Series C Convertible Preferred Stock. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 3, 2024, the Company issued 470,135 shares of the Company’s common stock to an accredited investor in connection with conversions in the aggregate amount of $935,568.14 of a 4% Convertible Promissory Note due November 30, 2025 at a conversion price of $1.99. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 4, 2024, the Company issued an accredited investor 428,000 shares of the Company’s common stock in connection with a conversion of 428 shares of the Company’s Series A Convertible Preferred Stock and 315,000 shares of the Company’s common stock in connection with a conversion of 105 shares of the Company’s Series C Convertible Preferred Stock. The issuances were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 5, 2024, the Company issued 315,000 shares of the Company’s common stock to an accredited investor in connection with a warrant exercise of 315,000 warrant shares at an exercise price of $1.99. The Company received cash proceeds of $626,850 related to the warrant exercise. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

Item 8.01 Other Events.

As a result of the conversions and exercises described in Item 3.02 above, all of the Company’s $3.0 million of indebtedness pursuant to the two notes referenced above has been eliminated and all outstanding shares of the Company’s preferred stock have been converted into shares of the Company’s common stock. In addition, other than 8,500 warrants issued in connection with our IPO and the warrants issued in connection with the private placement that was consummated on November 27, 2024, all other outstanding warrants have been exercised and the Company received cash proceeds in the aggregate amount of $1,523,700.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: December 6, 2024	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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